Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-268732 and 333-267589) on Form S-8 of our report dated March 28, 2023 with respect to the consolidated financial statements of CI&T Inc.

Campinas

March 28, 2023

By:	/s/ KPMG Auditores Independentes Ltda.
KPMG Auditores Independentes Ltda.